UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 20, 2010

REVOLUTIONARY CONCEPTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-151177	27-0094868
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Revolutionary Concepts, Inc.
2622 Ashby Woods Dr
Matthews, NC 28105
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  704-622-6327

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On August 16, 2010, Revolutionary Concepts, Inc. (the “Company”) and Rainco Industries, Inc. and U.S. Financial Alliance Consultants, LLC (the “Consultants”) entered into an Agreement (the “Agreement”) to provide certain advisory and investor relations and financial services to the Company.

The Agreement provides for, among other things: (i) the issuance of 20% of the issued and outstanding shares of the Company; (ii) a board of directors position for Mr. Solomon Ali and Mr. Claude McDougal. (iii) 10% of any debt financing arranged (iv) an agreement for an option to purchase 5,000,000 shares at a price to be determined.

Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At a special meeting on August 16, 2010, the Board of Directors of Revolutionary Concepts, Inc. (the “Company”) elected Claude McDougal and Solomon Ali to be directors of the Company, effective August 16, 2010.

Mr. Ali comes to Revolutionary Concepts with 22 years’ experience in investor relations, corporate finance, investment banking, mergers, acquisitions, corporate structure, and raising investment capital through capital markets, debt and private equity. He is a highly qualified corporate executive, and previously served as Vice President for Primerica, R & R Investments, and raised over $80 million in investment capital and structured financing in his last two transactions. His experience also includes corporate valuation, capitalization structure, development of Private Placement Memoranda, business plans, client positioning, and managing the investment process with securities attorneys and CPA's for SEC regulatory compliance and corporate registration filings.

As President and CEO of the U.S. Financial Alliance Consultants, LLC Group of companies, Claude D. McDougal has grown a secure foundational base that is built on a vast wealth of resources providing services in various financial and insurance arenas. Prior to forming USFAC, Claude McDougal spent over 20 years in one of the distribution arms for the financial giant Citigroup. As a Senior Vice President in that organization, Claude was directly responsible for recruiting, mentoring and developing Regional Vice Presidents as well as expanding revenue streams through cross-selling various financial products.

The Consultants will receive compensation as outlined within the Consulting Agreement by and between all Parties dated August 16, 2010.

The Company also entered into a Consulting Agreement under which the Consultants have agreed to provide consulting services, as outlined in the agreement, to the Company during the period beginning on August 16, 2010 and ending on July 16, 2015 (the “Consulting Period”).  Under this agreement the Consultants will receive 4,706,784 common shares for services provided to the Company.

Mr. Ali and Mr. McDougal will also be employed by the company to direct investor relations activities and to oversee finance, mergers and ac6uisitions.  Salary and benefits have not yet been determined.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REVOLUTIONARY CONCEPTS, INC.

Date: August 20, 2010	/s/ Ronald Carter
Name: Ronald Carter
Title: Chairman and President